UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2014, we entered into an underwriting agreement, or the underwriting agreement, among ourselves and each of the underwriters identified therein, or the underwriters, for whom Deutsche Bank Securities Inc., Barclays Capital Inc., Keefe Bruyette & Woods, Inc. and Credit Suisse Securities (USA) LLC are acting as representatives. Pursuant to the underwriting agreement, we agreed to sell to the underwriters $70.0 million aggregate principal amount of our 7.125% Senior Notes due 2019, or the notes. In addition, we granted the underwriters an option, which is exercisable within 30 days of the date of the underwriting agreement, to purchase up to an additional $10.5 million aggregate principal amount of notes if the underwriters sell more than $70.0 million aggregate principal amount of notes in the public offering to which the underwriting agreement relates. Pursuant to the underwriting agreement, the underwriters agreed, severally and not jointly, to purchase the notes from us at a price equal to 96.25% of the principal amount of the notes. The underwriting agreement contains customary representations, warranties and agreements made by us, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the underwriting agreement, we agreed to indemnify the underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the underwriters may be required to make in respect of these liabilities and to reimburse the underwriters for certain expenses.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us and our affiliates in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

In particular, we are engaged in customary financing arrangements with affiliates of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, two of the representatives of the underwriters. Furthermore, an affiliate of Barclays Capital Inc. acts as a hedge counterparty in connection with certain capped call transactions that we have entered into in connection with the issuance of our 4.00% Convertible Senior Notes Due 2033.

The underwriters made a public offering of the notes registered under our previously filed shelf registration statement on Form S-3 (File No. 333-195547), or the registration statement. On August 14, 2014, we issued and sold $70 million aggregate principal amount of notes to the underwriters. We received net proceeds, after deducting underwriting discounts and our estimated offering expenses, of approximately $67.1 million. We issued the notes, and will issue any additional notes, under a base indenture, dated December 10, 2013, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a first supplemental indenture dated December 10, 2013 relating to our 4.00% convertible senior notes due 2033, as further supplemented by a second supplemental indenture dated as of April 14, 2014 relating to our 7.625% senior notes due 2033 and as further supplemented by a third supplemental indenture dated as of August 14, 2014 relating to the notes. In this report, we refer to the base indenture, as supplemented by the supplemental indentures, collectively as the indenture. We have applied to list the notes on the New York Stock Exchange and, if the application is approved, expect trading in the notes to begin within 30 days after the notes are first issued.

In general, the notes:

• are our general unsecured, senior obligations;

• are initially limited to an aggregate principal amount of $70,000,000 (or $80,500,000 if the underwriters exercise in full their option to purchase additional notes);

• bear cash interest from August 14, 2014 at an annual rate of 7.125% payable on February 28th, May 30th, August 30th and November 30th of each year, beginning on November 30, 2014;

• are subject to redemption at our option, in whole or in part, at any time on or after August 30, 2017, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

• are subject to repurchase by us at the option of the holders following a defined fundamental change, at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

• mature on August 30, 2019, unless earlier redeemed or repurchased by us;

• are issued in minimum denominations of $25 and integral multiples of $25 in excess thereof; and

• are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

None of our subsidiaries, affiliates or any other person has guaranteed the payment of principal, premium, if any, or interest on the notes or has any other obligation in connection with the notes.

The indenture contains limited financial covenants. The indenture does not restrict our or our subsidiaries’ ability to pay dividends, incur liens, sell less than substantially all of our assets, enter into transactions with affiliates, enter into sale-leaseback transactions, enter into agreements that restrict the ability of our subsidiaries to make distributions to us or make investments, issue or repurchase our other securities or secure indebtedness with the assets, stock or equity interests of our subsidiaries. The indenture restricts, but does not eliminate, our and our subsidiaries’ ability to incur indebtedness, including indebtedness that would be senior to the notes. Other than in connection with a fundamental change (as defined in the indenture) or in certain circumstances relating to our consolidation, merger or sales of assets, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes in an unlimited aggregate principal amount; provided, however, that no additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.

Each of the following is an "event of default" with respect to the notes:

• default in the payment of any principal amount or any redemption price or repurchase price due with respect to the notes, when the same becomes due and payable;

• default in payment of any interest (including special interest, if any) under the notes, which default continues for 30 days;

• our failure to provide a defined fundamental change company notice when due, which default continues for five days;

• our failure to comply with our obligations relating to the indenture’s financial covenants and restrictions on our consolidation, merger or sales of assets;

• our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

• default in the payment of principal when due on, or any other default resulting in the acceleration of, other indebtedness of ours or of any significant subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

• failure by us or any of our significant subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

• certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

As used in the indenture, "significant subsidiary" means a significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act, provided that it shall not include (i) any entity consolidated by us where we hold 50 percent or less of the voting power of such entity or (ii) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by us, whose indebtedness is without recourse to us.

The summaries in this report of any of the documents referenced in Item 9.01(d) below as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto that are not opinions have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (ii) were made only as of the date of such documents or such other date as is specified therein and (iii) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts. This report is being filed for the purpose of filing the documents referenced in Item 9.01(d) below as exhibits hereto as exhibits to the registration statement and such exhibits are hereby incorporated by reference into the registration statement.

Forward-Looking Statements

Statements in this report, including intentions, beliefs, expectations or projections relating to the agreements described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, the future price of our notes and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks associated with whether the purchase, sale and the listing of the notes on the New York Stock Exchange will be completed and other risks described in the "Risk Factors" section of our most recent prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and our other filings with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description of Documents

1.1 Underwriting Agreement dated August 11, 2014 among RAIT Financial Trust and Deutsche Bank Securities Inc., Barclays Capital Inc., Keefe Bruyette & Woods, Inc. and Credit Suisse Securities (USA) LLC, as representatives for the underwriters named therein.

4.1 Indenture, dated December 10, 2013, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to RAIT Financial Trust’s Form 8-K as filed with the SEC on December 13, 2013.

4.2 First Supplemental Indenture, dated as of December 10, 2013, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to RAIT Financial Trust’s Form 8-K as filed with the SEC on December 13, 2013.

4.3 Second Supplemental Indenture, dated as of April 14, 2014, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to RAIT Financial Trust’s Form 8-A as filed with the SEC on April 14, 2014.

4.4 Third Supplemental Indenture, dated as of August 14, 2014, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to RAIT Financial Trust’s Form 8-A as filed with the SEC on August 14, 2014.

4.5 Form of 7.125% Senior Notes due 2019 (included as Exhibit A to Exhibit 4.4 hereto).

5.1 Opinion of Duane Morris LLP.

5.2 Opinion of Ledgewood, a professional corporation.

8.1 Opinion of Ledgewood, a professional corporation.

23.1 Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2 Consent of Ledgewood, a professional corporation (included in Exhibit 5.2).

23.3 Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

August 14, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated August 11, 2014 among RAIT Financial Trust and Deutsche Bank Securities Inc., Barclays Capital Inc., Keefe Bruyette & Woods, Inc. and Credit Suisse Securities (USA) LLC., as representatives for the underwriters named therein.
5.1	Opinion of Duane Morris LLP regarding legality (including Exhibit 23.1 Consent of Duane Morris LLP).
5.2	Opinion of Ledgewood, a professional corporation (including Exhibit 23.2 Consent of Ledgewood, a professional corporation).
8.1	Opinion of Ledgewood, a professional corporation (including Exhibit 23.3 Consent of Ledgewood, a professional corporation).